SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2002

IMPSAT Fiber Networks, Inc.
IMPSAT S.A.
(Exact name of registrant as specified in its charter)

Delaware
Argentina
(State or other jurisdiction of incorporation)

52-1910372
333-12977	Not Applicable
(Commission File Number)	(IRS Employer Identification Number)

Alférez Pareja 256 (1107)
Buenos Aires, Argentina
(Address of Principal Executive Offices)

(5411) 5170-0000
(Telephone Number, Including Area Code)

(Not Applicable)
(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership.

     On June 11, 2002, IMPSAT Fiber Networks, Inc. (“IMPSAT” or the “Debtor”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). No trustee, examiner or committee has been appointed in the Debtor’s Chapter 11 case. The proceeding involves only IMPST Fiber Networks, Inc., a non-operating Delaware holding company. All other subsidiaries of IMPSAT are excluded from the proceeding and will continue to conduct business with customers and suppliers in the ordinary course. The Debtor will continue to manage and own its properties and business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. Further details of the filing are included in the press release attached as Exhibit 99.1 to this report, which is incorporated by reference into this Item.

Item 7. Financial Statements and Exhibits.

          The following exhibits are filed as a part of this report:

Exhibit No

99.1 News release. Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

IMPSAT FIBER NETWORKS, INC

By	/s/	Héctor Alonso Héctor Alonso Chief Financial Officer

IMPSAT S.A.

By	/s/	Jorge Paternostro Jorge Peternostro Chief Accounting Officer

Date: June 11, 2002

EXHIBIT INDEX

Exhibit No

99.1 News release. Filed herewith.